United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2016

Globe Net Wireless Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-172172	000-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2302-3 Pacific Plaza 410 Des Voeux Road West Hong Kong, China
(Address of principal executive offices)

Registrant’s telephone number, including area code (253) 252- 8637

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Globe Net Wireless Corp.	Page 2

Information to be included in report

Item 8.01. Other Events

On December 9, 2016, Globe Net issued a press release announcing that it had launched BizPro Mobile Apps, a suite of mobile app development services for the small to medium sized business mobile app market. For more information, please refer to exhibit 99.1 attached news release ‘Globe Net Wireless, Corp Launches New Mobile App Utilities and Integrations for Small to Medium Sized Businesses’.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibit	Description

99.1	Press release dated December 12, 2016 titled Globe Net Wireless, Corp Launches New Mobile App Utilities and Integrations for Small to Medium Sized Businesses.	Included

Form 8-K	Globe Net Wireless Corp.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Globe Net Wireless Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

Globe Net Wireless Corp.

Dated: December 12, 2016	By:	/s/ Gustavo Americo Folcarelli
Gustavo Americo Folcarelli – President & CEO

Form 8-K	Globe Net Wireless Corp.	Page 4